- Page 1 of 13 - SETTLEMENT AGREEMENT This Settlement Agreement (“Agreement”) is entered into among (i) the United States of America, acting through the United States Department of Justice (the “Department of Justice”) and on behalf of the Department of Defense, Defense Contract Management Agency (collectively the “United States”), (ii) Relator Sarah A. Feinberg (“Relator”), and (iii) Booz Allen Hamilton Holding Corporation (“Booz Allen”) (collectively, the “Parties”), through their authorized representatives. RECITALS A. Booz Allen, whose principal place of business is located in McLean, Virginia, provides services to Government agencies and other customers, including in the areas of data analytics, digital solutions, engineering, cyber, and consulting. B. On or about September 26, 2016, Relator filed a qui tam action in the United States District Court for the District of Columbia captioned United States ex rel. Feinberg v. Booz Allen Hamilton, Inc., Civ. A. No. 16-1911 (ACR) (D.D.C.), pursuant to the qui tam provisions of the False Claims Act, 31 U.S.C. § 3730(b) (the “Civil Action”). Relator filed an initial Complaint in the Civil Action on or about September 26, 2016 (the “Initial Complaint”) and a First Amended Complaint on or about July 28, 2017 (the “Amended Complaint”) (collectively, “Relator’s Complaints”). Relator’s Complaints allege, among other causes of action, that Booz Allen knowingly presented false claims to the United States. C. The United States contends that from April 1, 2011, through March 31, 2021 (the “Covered Period”), Booz Allen submitted false claims and made false statements to the United States in violation of the False Claims Act. Specifically, the United States contends that it has certain civil claims arising from the following actions occurring during the Covered Period relating to Booz Allen’s Government contracts and subcontracts:

- Page 2 of 13 - i. Contrary to the Cost Accounting Standards (“CAS”) and the Federal Acquisition Regulation (“FAR”), Booz Allen allocated indirect costs that supported Booz Allen’s commercial and/or international businesses to Government contracts and subcontracts that should have been allocated to commercial and/or international contracts or should have been treated as unallowable costs, including but not limited to: costs identifiable as commercial and/or international costs using the criteria reflected in the spreadsheet exchanged between the parties as of the Effective Date of this Agreement, burdens applied to such costs (including but not limited to G&A, fringe, and intermediate cost allocations), and directly associated costs (as that term is defined in FAR 31.001 and FAR 31.201-6); ii. Booz Allen created and maintained indirect cost pools that included commingled costs supporting both (i) commercial and/or international contracts and (ii) Government contracts and subcontracts, and by virtue of such commingling allocated indirect costs disproportionately between commercial and/or international contracts and Government contracts and subcontracts, and thus were not in compliance with the CAS or FAR, including but not limited to the homogeneity and proportionality requirements in CAS 418 and the allocability requirements in FAR 31.201-4; iii. Booz Allen used costs and cost rates that included indirect costs supporting Booz Allen’s commercial and/or international businesses to seek inflated payments and reimbursements under its Government contracts and subcontracts, and failed to disclose current, accurate, and complete cost or pricing data related to such costs resulting in inflated prices for Government contracts and subcontracts;

- Page 3 of 13 - iv. Booz Allen submitted inaccurate and/or misleading statements (including but not limited to in its CAS Disclosure Statements) regarding the methods by which it accounted for, and the nature of, indirect costs supporting its commercial and/or international businesses; and v. Booz Allen shifted employees and work relating to its commercial and/or international businesses between Responsibility Centers in violation of the requirements of the FAR and CAS, thereby creating and maintaining indirect cost pools that were not in compliance with FAR or CAS resulting in misallocations of indirect costs to government contracts. D. The conduct in Paragraph C is referred to as the “Covered Conduct.” E. For the avoidance of doubt, Covered Conduct as used in this Agreement does not include the following (the “Express Reservations”): i. Any administrative, common law, or contractual claims, damages, and/or other liabilities (including, without limitation, burdens applied to costs other than those identifiable as commercial and/or international costs using the criteria reflected in the spreadsheet exchanged between the parties as of the Effective Date of this Agreement) arising from conduct or actions occurring prior to April 1, 2021, including those related to contract administration functions (such as audits performed by the Defense Contract Audit Agency or reviews performed by the Defense Contract Management Agency), except to the extent such claims and/or liabilities arise from the Covered Conduct. ii. Any claims, damages, and/or other liabilities arising from any changes to Booz Allen’s cost accounting system or practices effective on April 1, 2021. Booz Allen acknowledges that this Agreement does not reflect or impact any determination by the

- Page 4 of 13 - Defense Contract Management Agency regarding any changes to Booz Allen’s cost accounting system or practices effective on April 1, 2021. iii. Any claims, damages, and/or other liabilities arising from conduct or actions occurring on or after April 1, 2021. F. Booz Allen denies the allegations in Paragraphs B and C. G. This Agreement is made in compromise of disputed claims. This Agreement is not an admission of liability by Booz Allen nor a concession by the United States that its claims are not well founded. H. Relator claims entitlement under 31 U.S.C. § 3730(d) to a share of the proceeds of this Settlement Agreement and to Relator’s reasonable expenses, attorneys’ fees and costs. To avoid the delay, uncertainty, inconvenience, and expense of protracted litigation of the above claims, and in consideration of the mutual promises and obligations of this Agreement, the Parties agree and covenant as follows. TERMS AND CONDITIONS 1. Booz Allen shall pay to the United States $377,453,150, of which $209,696,195 is restitution, plus simple interest accrued on outstanding amounts at the rate of 4.02% per annum from July 11, 2023, and continuing until and including the date final payment is made under this agreement (the “Settlement Amount”), by electronic funds transfer, pursuant to written instructions to be provided by the Civil Division of the United States Department of Justice, no later than 7 days after the Effective Date of this Agreement. 2. Conditioned upon the United States receiving payment of the Settlement Amount from Booz Allen, the United States agrees that it shall pay by electronic funds transfer to Relator $69,828,832.75 (“Relator Share”) as soon as feasible after receipt of the payment pursuant to, and subject to the conditions of, 31 U.S.C. § 3730(d)(1). Relator agrees that the payment in this

- Page 5 of 13 - Paragraph is fair and adequate and fully compensates Relator for Relator’s contribution to the prosecution of the Civil Action. 3. Subject to the exceptions in Paragraph 6 (concerning reserved claims) below, and conditioned upon the United States’ receipt of the Settlement Amount due under Paragraph 1, the United States releases Booz Allen, together with its current and former parent corporations; direct and indirect subsidiaries; brother or sister corporations; divisions; current or former corporate owners; and the corporate successors and assigns of any of them (collectively, the “Released Parties”), from any civil or administrative monetary claim the United States has for the Covered Conduct under the False Claims Act, 31 U.S.C. §§ 3729-3733; the Program Fraud Civil Remedies Act, 31 U.S.C. §§ 3801–3812; the Truth In Negotiations Act aka Truthful Cost or Pricing Data Act, 10 U.S.C. § 2306a and 41 U.S.C. §§ 3501-3509; the Contract Disputes Act, 41 U.S.C. §§ 7101–7109; or common law theories of breach of contract, payment by mistake, unjust enrichment, or fraud. 4. Subject to the exceptions in Paragraph 6 below, and upon the United States’ receipt of the Settlement Amount plus interest due under Paragraph 1, Relator, for herself and for her heirs, successors, attorneys, agents, and assigns, releases the Released Parties and the current and former directors, officers, agents, employees, and servants thereof from any civil monetary claim the Relator has against them under any source of law, including without limitation, on behalf of the United States under the False Claims Act, 31 U.S.C. §§ 3729-3733, except for attorneys’ fees and costs arising from the Civil Action pursuant to 31 U.S.C. § 3730(d). 5. Conditioned upon the United States’ receipt of the Settlement Amount due under Paragraph 1, the United States and Relator will promptly sign and file a Notice of Dismissal With Prejudice of the Civil Action. The Notice of Dismissal With Prejudice will specify that the Court

- Page 6 of 13 - retains jurisdiction to resolve any ongoing issues regarding Relator’s entitlement to the payment of attorney fees and costs pursuant to 31 U.S.C. § 3730(d). 6. Notwithstanding the releases given in Paragraph 3 of this Agreement, or any other term of this Agreement, the following claims of the United States are specifically reserved and are not released or precluded by any other source of law: a. Any liability arising under Title 26, U.S. Code (Internal Revenue Code); b. Any criminal liability; c. Any administrative liability (except administrative monetary claims noted in Paragraph 3), including the suspension and debarment rights of any federal agency; d. Any liability arising under contracts, grants, and other agreements between Booz Allen and the United States (except the claims noted in Paragraph 3); e. Any liability to the United States (or its agencies) for any conduct other than the Covered Conduct (except the claims noted in Paragraph 3); f. Any liability arising from the Express Reservations; g. Any liability based upon obligations created by this Agreement; h. Any liability of individuals; i. Any liability for express or implied warranty claims or other claims for defective or deficient products or services, including quality of goods and services; j. Any liability for failure to deliver goods or services due; and k. Any liability for personal injury or property damage or for other consequential damages arising from the Covered Conduct. 7. Relator and her heirs, successors, attorneys, agents, and assigns shall not object to this Agreement but agree and confirm that this Agreement is fair, adequate, and reasonable under

- Page 7 of 13 - all the circumstances, pursuant to 31 U.S.C. § 3730(c)(2)(B). Conditioned upon Relator’s receipt of the Relator Share, Relator and her heirs, successors, attorneys, agents, and assigns fully and finally release, waive, and forever discharge the United States, its agencies, officers, agents, employees, and servants, from any claims arising from the filing of the Civil Action or under 31 U.S.C. § 3730, and from any claims to a share of the proceeds of this Agreement and/or the Civil Action. Nothing in this Agreement is intended to or shall affect (1) Relator’s eligibility or entitlement to receive a monetary award under 15 U.S.C. § 78u-6, or (2) any agency’s ability to consider this settlement, including the Relator Share, in exercising its discretion, including under 15 U.S.C. § 78u-6(c)(1). 8. Booz Allen waives and shall not assert any defenses Booz Allen may have to any criminal prosecution or administrative action relating to the Covered Conduct that may be based in whole or in part on a contention that, under the Double Jeopardy Clause in the Fifth Amendment of the Constitution, or under the Excessive Fines Clause in the Eighth Amendment of the Constitution, this Agreement bars a remedy sought in such criminal prosecution, or administrative action. 9. Booz Allen fully and finally releases the United States, its agencies, officers, agents, employees, and servants, from any claims (including attorney fees, costs, and expenses of every kind and however denominated) that Booz Allen has asserted, could have asserted, or may assert in the future against the United States, its agencies, officers, agents, employees, and servants, related to the Covered Conduct and the United States’ investigation and prosecution thereof. 10. Booz Allen fully and finally releases the Relator and her heirs, successors, attorneys, agents, and assigns from any claims (including attorney fees, costs, and expenses of every kind and however denominated) that Booz Allen has asserted, could have asserted, or may

- Page 8 of 13 - assert in the future against the Relator and her heirs, successors, attorneys, agents, and assigns, related to the Civil Action and the Relator’s investigation and prosecution thereof. 11. Booz Allen agrees to the following: a. Unallowable Costs Defined: All costs (as defined in the Federal Acquisition Regulation, 48 C.F.R. § 31.205-47) incurred by or on behalf of Booz Allen, and its present or former officers, directors, employees, shareholders, and agents in connection with: (1) the matters covered by this Agreement; (2) the United States’ audit(s) and civil and any criminal investigation(s) of the matters covered by this Agreement; (3) Booz Allen’s investigation, defense, and corrective actions undertaken in response to the United States’ audit(s) and civil and any criminal investigations in connection with the matters covered by this Agreement (including attorneys’ fees); (4) the negotiation and performance of this Agreement; and/or (5) the payments Booz Allen makes to the United States pursuant to this Agreement, are unallowable costs for government contracting purposes (hereinafter referred to as “Unallowable Costs”). b. Future Treatment of Unallowable Costs: Unallowable Costs will be separately determined and accounted for by Booz Allen, and Booz Allen shall not charge such Unallowable Costs directly or indirectly to any contract with the United States.

- Page 9 of 13 - c. Treatment of Unallowable Costs Previously Submitted for Payment: Within 90 days of the Effective Date of this Agreement, Booz Allen shall identify and repay by adjustment to future claims for payment or otherwise any Unallowable Costs included in payments previously sought by Booz Allen or any of its subsidiaries or affiliates from the United States. Booz Allen agrees that the United States, at a minimum, shall be entitled to recoup from Booz Allen any overpayment plus applicable interest and penalties as a result of the inclusion of such Unallowable Costs on previously submitted requests for payment. The United States, including the Department of Justice and/or the affected agencies, reserves its rights to audit, examine, or re-examine Booz Allen’s books and records and to disagree with any calculations submitted by Booz Allen or any of its subsidiaries or affiliates regarding any Unallowable Costs included in payments previously sought by Booz Allen, or the effect of any such Unallowable Costs on the amount of such payments. 12. This Agreement is intended to be for the benefit of the Parties only. The Parties do not release any claims against any other person or entity, except as expressly provided herein. 13. Each Party shall bear its own legal and other costs incurred in connection with this matter, including the preparation and performance of this Agreement, except as otherwise expressly provided herein. 14. Each party and signatory to this Agreement represents that it freely and voluntarily enters into this Agreement without any degree of duress or compulsion. 15. This Agreement is governed by the laws of the United States.

- Page 10 of 13 - 16. The exclusive jurisdiction and venue for any dispute relating to this Agreement is the United States District Court for the District of Columbia unless that Court determines that venue or jurisdiction is lacking over any such dispute. 17. For purposes of construing this Agreement, this Agreement shall be deemed to have been drafted by all Parties to this Agreement and shall not, therefore, be construed against any Party for that reason in any subsequent dispute. 18. This Agreement constitutes the complete agreement between the Parties. 19. This Agreement may not be amended except by written consent of the Parties. 20. The undersigned signatories represent and warrant that they are fully authorized to execute this Agreement on behalf of the persons and entities indicated below. 21. This Agreement is binding on Booz Allen’s successors, transferees, heirs, and assigns. 22. All Parties consent to the United States’ disclosure of this Agreement, and information about this Agreement, to the public. 23. This Agreement is effective on the date of signature of the last signatory to the Agreement (the “Effective Date” of this Agreement). 24. This Agreement may be executed in counterparts, each of which constitutes an original and all of which constitute one and the same Agreement. 25. Facsimiles of signatures and electronic signatures shall constitute acceptable, binding signatures for purposes of this Agreement. <REMAINDER OF PAGE LEFT BLANK; SIGNATURE PAGES TO FOLLOW>